    As filed with the Securities and Exchange Commission on December 6, 2000
                                                  Registration No. 333 - _______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 Tom Brown, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                          95-1949781
     (State or other jurisdiction of                          (I.R.S. Employer
       incorporation or organization)                        Identification No.)

       555 17th Street, Suite 1850
           Denver, Colorado                                         80202
(Address of principal executive offices)                          (Zip Code)

                    1994 Nonstatutory Stock Option Agreement
                                       and
                    1997 Nonstatutory Stock Option Agreement
                            (Full title of the plan)

                                James D. Lightner
                                    President
                           555 17th Street, Suite 1850
                             Denver, Colorado 80202
                     (Name and address of agent for service)

                                  303-260-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce R. DeBoer, Esq.
                                 Tom Brown, Inc.
                           555 17th Street, Suite 1850
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed                 Proposed
Title of Each Class                                     Maximum                   Maximum               Amount of
of Securities To Be        Amount to be              Offering Price              Aggregate            Registration
    Registered              Registered                 Per Share*               Offering Price             Fee
-------------------        ------------              --------------             --------------        ------------

Common Stock,
  $.10 par value                 30,000                 $28.875                    $866,250              $228.69


  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on December 1, 2000.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3. Incorporation of Documents by Reference

         The following documents filed by Tom Brown, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (2) The Registrant's Quarterly Report on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (3) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         (4) The Description of Registrant's Securities section (Item 4) from the Registrant's registration of securities on Form 8-B dated July 15, 1987, pursuant to Section 12(g) of the Exchange Act.

         (5) The Description of Registrant's Securities section (Item 1) from the Registrant's registration of securities on Form 8-A dated March 12, 1991, pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which





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

deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

         The validity of the issuance of the Common Stock issuable upon exercise of nonstatutory stock options granted by the Registrant to two consultants has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. James M. Alsup, a shareholder in the firm of Lynch, Chappell & Alsup, is the Assistant Secretary of the Registrant and the beneficial owner of 5,000 shares of common stock of the Registrant which are included in this Registration Statement.


Item 6. Indemnification of Directors and Officers

         The Registrant's Bylaws and Certificate of Incorporation provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by the Board of Directors. In addition, the Registrant may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

Item 8. Exhibits




Exhibit No.                    Description


        *3.1      Certificate of Incorporation, as amended, of Registrant


         3.2      Bylaws of Registrant (Incorporated by reference to Exhibit No.
                  3.2 in the Registrant's Form 8-B Registration Statement dated July 15, 1987 and filed with the Securities and Exchange Commission on July 17, 1987)

Exhibit No.                    Description

         4.1 Rights Agreement dated as of March 5, 1991 between the Registrant and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit No. 4(a) in the Registrant's Form 8-K Report dated March 12, 1991 and filed with the Securities and Exchange Commission on March 15, 1991)

        *5        Opinion of Lynch, Chappell & Alsup, a Professional Corporation

        *23.1 Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)


        *23.2     Consent of Arthur Andersen LLP


        *23.3     Consent of Williamson Petroleum Consultants, Inc.


        *23.4     Consent of Ryder Scott Company


        *24.1     Power of Attorney contained on Page 9 hereof


         -----------
        *Filed herewith

Item 9. Undertakings

         (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (2)(a)(i) and (2)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of November, 2000.


                                                TOM BROWN, INC.


                                                By: /s/ James D. Lightner
                                                    ----------------------------
                                                    James D. Lightner, President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Lightner and Daniel G. Blanchard and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



         Signature                                       Title                                    Date
         ---------                                       -----                                    ----

/s/ Donald L. Evans                      Chairman of the Board of                           November 30, 2000
-------------------------                Directors and Chief Executive
Donald L. Evans                          Officer (Principal Executive Officer)

/s/ James D. Lightner                    President and Director                             November 30, 2000
-------------------------
James D. Lightner

/s/ Daniel G. Blanchard                  Vice President and Chief                           November 30, 2000
-------------------------                Financial Officer (Principal
Daniel G. Blanchard                      Financial Officer)


/s/ Richard L. Satre                     Controller (Principal                              November 30, 2000
-------------------------                Accounting Officer)
Richard L. Satre


         Signature                         Title                                         Date
         ---------                         -----                                         ----

/s/ Thomas C. Brown                      Director                                    November 30, 2000
---------------------------
Thomas C. Brown



/s/ David M. Carmichael                  Director                                    November 30, 2000
---------------------------
David M. Carmichael



/s/ Henry Groppe                         Director                                    November 30, 2000
---------------------------
Henry Groppe



/s/ Kenneth B. Butler                    Director                                    November 30, 2000
---------------------------
Kenneth B. Butler



/s/ Edward W. LeBaron, Jr.               Director                                    November 30, 2000
--------------------------
Edward W. LeBaron, Jr.



/s/ James B. Wallace                     Director                                    November 30, 2000
---------------------------
James B. Wallace



/s/ Robert H. Whilden, Jr.               Director                                    November 30, 2000
---------------------------
Robert H. Whilden, Jr.





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




                                  EXHIBIT INDEX




EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------
        *3.1      Certificate of Incorporation, as amended, of Registrant


         3.2      Bylaws of Registrant (Incorporated by reference to Exhibit No.
                  3.2 in the Registrant's Form 8-B Registration Statement dated
                  July 15, 1987 and filed with the Securities and Exchange
                  Commission on July 17, 1987)

         4.1      Rights Agreement dated as of March 5, 1991 between the
                  Registrant and American Stock Transfer & Trust Company
                  (Incorporated by reference to Exhibit No. 4(a) in the Registrant's Form 8-K Report dated March 12, 1991 and filed with the Securities and Exchange Commission on March 15, 1991)

        *5        Opinion of Lynch, Chappell & Alsup, a Professional Corporation

        *23.1     Consent of Lynch, Chappell & Alsup, a Professional Corporation
                  (contained in Exhibit No. 5)


        *23.2     Consent of Arthur Andersen LLP


        *23.3     Consent of Williamson Petroleum Consultants, Inc.


        *23.4     Consent of Ryder Scott Company


        *24.1     Power of Attorney contained on Page 9 hereof


        -----------
        *Filed herewith